Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports First Quarter 2016 Results

OKLAHOMA CITY (May 4, 2016) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the quarter ended March 31, 2016 and provided an update on its 2016 activities. Key information for the first quarter of 2016 includes the following:

•	Net production averaged 692.2 MMcfe per day, exceeding the high-end of Gulfport’s first quarter of 2016 guidance of 685 MMcfe per day.

•	Realized natural gas price, before the impact of derivatives and including transportation costs, averaged $1.39 per Mcf, a $0.70 per Mcf differential to the average trade month NYMEX settled price.

•	Realized oil price, before the impact of derivatives and including transportation costs, averaged $26.32 per barrel, a $7.20 per barrel differential to the average WTI oil price.

•	Realized natural gas liquids price, before the impact of derivatives and including transportation costs, averaged $9.18 per barrel, or $0.22 per gallon.

•	Net loss of $242.3 million, or $2.17 per diluted share.

•	Adjusted net income (as defined and reconciled below) of $15.1 million, or $0.14 per diluted share.

•	Adjusted EBITDA (as defined and reconciled below) of $96.7 million.

•	Reduced unit lease operating expense for the first quarter of 2016 by 41% to $0.26 per Mcfe from to $0.44 per Mcfe in the first quarter of 2015.

•	Reduced unit midstream gathering and processing expense for the first quarter of 2016 by 10% to $0.60 per Mcfe from $0.66 per Mcfe in the first quarter of 2015.

•	Due to increased efficiencies and further reductions in service costs, Gulfport has decreased its total expected well costs by approximately $300,000 per well, relative to the estimates provided in November 2015.

•	Increased hedge position to approximately 518 MMcf per day of natural gas fixed price swaps during 2016 at an average fixed price of $3.20 per Mcf and a base level of 355 MMcf per day of natural gas fixed price swaps during 2017 at an average fixed price of $3.08 per Mcf.

Michael G. Moore, Chief Executive Officer, commented, “The first quarter of 2016 was another solid operational quarter for Gulfport, highlighted by strong production from our Utica Shale assets and our continued focus on efficiencies that led to decreased costs across the board. In addition, Gulfport improved upon our already solid balance sheet, completing a successful equity offering which provides us with flexibility and optionality as we contemplate the appropriate levels of activity for 2017.”

Financial Results

For the first quarter of 2016, Gulfport reported a net loss of $242.3 million, or $2.17 per diluted share, on oil and natural gas revenues of $157.0 million. For the first quarter of 2016, EBITDA (as defined and reconciled below) was $58.3 million and cash flow from operating activities before changes in operating assets and liabilities (as defined and reconciled below) was $83.2 million. Gulfport’s GAAP net loss for the first quarter of 2016 includes the following items:

•	Aggregate non-cash derivative loss of $7.7 million.

•	Aggregate loss of $219.0 million in connection with the impairment of oil and natural gas properties.

•	Aggregate loss of $23.1 million in connection with the impairment associated with Gulfport’s equity interest in Grizzly Oil Sands.

•	Aggregate loss of $7.7 million in connection with Gulfport’s equity interests in certain equity investments.

•	Associated adjusted taxable benefit of $0.2 million.

Excluding the effect of these items, Gulfport’s financial results for the first quarter of 2016 would have been as follows:

•	Adjusted oil and natural gas revenues of $164.6 million.

•	Adjusted net income of $15.1 million, or $0.14 per diluted share.

•	Adjusted EBITDA of $96.7 million.

Production and Realized Prices

Gulfport’s net daily production for the first quarter of 2016 averaged approximately 692.2 MMcfe per day. For the first quarter of 2016, Gulfport’s net daily production mix was comprised of approximately 85% natural gas, 9% natural gas liquids and 6% oil.

Gulfport’s realized prices for the first quarter of 2016 were $2.46 per Mcf of natural gas, $28.45 per barrel of oil and $0.21 per gallon of NGL, resulting in a total equivalent price of $2.49 per Mcfe. Gulfport’s realized prices for the first quarter of 2016 include an aggregate non-cash derivative loss of $7.7 million. Before the impact of derivatives, realized prices for the first quarter of 2016, including transportation costs, were $1.39 per Mcf of natural gas, $26.32 per barrel of oil and $0.22 per gallon of NGL, for a total equivalent price of $1.58 per Mcfe.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Production Volumes:
Natural gas (MMcf)	53,307	25,965
Oil (MBbls)	602	766
NGL (MGal)	42,527	53,478
Gas equivalent (MMcfe)	62,993	38,198
Gas equivalent (Mcfe per day)	692,230	424,425

Average Realized Prices
(before the impact of derivatives):

Natural gas (per Mcf)	$1.39	$2.77
Oil (per Bbl)	$26.32	$41.72
NGL (per Gal)	$0.22	$0.41
Gas equivalent (per Mcfe)	$1.58	$3.30

Average Realized Prices:
(including cash-settlement of derivatives and excluding non-cash derivatives gain or loss):

Natural gas (per Mcf)	$2.49	$3.44
Oil (per Bbl)	$36.86	$43.59
NGL (per Gal)	$0.23	$0.41
Gas equivalent (per Mcfe)	$2.61	$3.79

Average Realized Prices:

Natural gas (per Mcf)	$2.46	$4.57
Oil (per Bbl)	$28.45	$46.37
NGL (per Gal)	$0.21	$0.41
Gas equivalent (per Mcfe)	$2.49	$4.61

Gulfport’s estimated April 2016 net production averaged approximately 688 MMcfe per day. Gulfport currently estimates that its second quarter of 2016 net production will range from 664 MMcfe per day to 692 MMcfe per day.

2016 Capital Spending

During the first quarter of 2016, Gulfport’s drilling and completion capital expenditures totaled $74.5 million and leasehold capital expenditures totaled $19.7 million.

Capital Markets Activity

On March 15, 2016, Gulfport closed an upsized underwritten public offering of 16,905,000 shares of the Company’s common stock, including shares the Company issued to the underwriters under a 30-day option to purchase additional shares. The Company received net proceeds of approximately $411.9 million after underwriting discounts, commissions and estimated offering expenses. Gulfport intends to use the net proceeds from this offering primarily to fund a portion of its 2017 capital development plan and for general corporate purposes.

Financial Position and Liquidity

As of March 31, 2016, Gulfport had cash on hand of approximately $454.4 million. In addition, as of March 31, 2016, Gulfport’s revolving credit facility of $700 million was undrawn and had $472.2 million available for future borrowing after giving effect to outstanding letters of credit totaling $227.8 million.

Derivatives

Gulfport has hedged a portion of its expected production to lock in prices and returns that provide certainty of cash flow to execute on its capital plans. The table below sets forth the Company’s hedging positions as of May 4, 2016.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION AS OF MAY 4, 2016

(Unaudited)

		2Q2016	3Q2016	4Q2016
Natural gas:
	Swap contracts (NYMEX)
	Volume (BBtupd)	530	537	540
	Price ($ per MMBtu)	$3.15	$3.08	$3.14

	Swaption contracts (NYMEX)
	Volume (BBtupd)	—	—	—
	Price ($ per MMBtu)	$—	$—	$—

	Basis Swap Contract (Michcon)
	Volume (BBtupd)	40	40	40
	Differential ($ per MMBtu)	$0.02	$0.02	$0.02

	Basis Swap Contract (Tetco M2)
	Volume (BBtupd)	—	—	33
	Differential ($ per MMBtu)	$—	$—	$(0.59)
Oil:
	Swap contracts (LLS)
	Volume (Bblpd)	1,500	—	—
	Price ($ per Bbl)	$63.03	$—	$—

	Swap contracts (WTI)
	Volume (Bblpd)	1,000	—	—
	Price ($ per Bbl)	$61.40	$—	$—
C3 Propane:
	Swap contracts (TET)
	Volume (Bblpd)	1,500	1,500	1,500
	Price ($ per Gal)	$0.48	$0.48	$0.48

		2016	2017	2018	2019
Natural gas:
	Swap contracts (NYMEX)
	Volume (BBtupd)	518	355	172	5
	Price ($ per MMBtu)	$3.20	$3.08	$3.02	$3.37

	Swaption contracts (NYMEX)
	Volume (BBtupd)	6	120	5	—
	Price ($ per MMBtu)	$3.25	$3.23	$2.91	$—

	Basis Swap Contract (Michcon)
	Volume (BBtupd)	47	—	—	—
	Differential ($ per MMBtu)	$0.05	$—	$—	$—

	Basis Swap Contract (Tetco M2)
	Volume (BBtupd)	8	12	—	—
	Differential ($ per MMBtu)	$(0.59)	$(0.59)	$—	$—
Oil:
	Swap contracts (LLS)
	Volume (Bblpd)	746	—	—	—
	Price ($ per Bbl)	$63.03	$—	$—	$—

	Swap contracts (WTI)
	Volume (Bblpd)	497	—	—	—
	Price ($ per Bbl)	$61.40	$—	$—	$—
C3 Propane:
	Swap contracts (TET)
	Volume (Bblpd)	1,397	—	—	—
	Price ($ per Gal)	$0.48	$—	$—	$—

Operational Update

Utica Shale

In the Utica Shale, Gulfport spud 10 gross (7.1 net) wells and turned-to-sales 15 gross (8.0 net) wells during the first quarter of 2016. During the first quarter, net production from Gulfport’s Utica acreage averaged approximately 670.7 MMcfe per day, an increase of 8% over the fourth quarter of 2015 and an increase of 69% over the first quarter of 2015. Due to increased efficiencies and further reductions in service costs, Gulfport has decreased its total expected well costs by approximately $300,000 per well, relative to the estimates provided in November 2015. At present, Gulfport is operating three horizontal rigs drilling in the play.

Southern Louisiana

At its West Cote Blanche Bay and Hackberry fields, Gulfport performed 17 recompletions at the fields during the first quarter of 2016. During the first quarter, net production at the fields totaled approximately 20.6 MMcfe per day.

2016 Capital Budget and Production Guidance

Gulfport reaffirms its 2016 capital budget and production guidance. The table below summarizes the Company’s full year 2016 guidance:

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

	Year Ending
	12/31/2016
	Low	High
Forecasted Production
Average Daily Gas Equivalent (MMcfepd)	695	730
% Gas	87%	91%
% Liquids	13%	9%

Forecasted Realizations (before the effects of hedges) (1)
Natural Gas (Differential to NYMEX Settled Price) - $/Mcf	($0.61)	($0.66)
NGL ($ per gallon)	$0.18	$0.22
Oil (Differential to NYMEX WTI) $/Bbl	($7.00)	($8.00)

Projected Operating Costs
Lease Operating Expense - $/Mcfe	$0.27	$0.30
Production Taxes - $/Mcfe	$0.06	$0.07
Midstream Gathering and Processing - $/Mcfe	$0.54	$0.64
General and Administrative - $MM	$50	$55

Depreciation, Depletion and Amortization - $/Mcfe	$0.95	$1.05

	Total
Budgeted D&C Expenditures - In Millions:
Operated	$245	$275
Non-Operated	$90	$100

Total Budgeted E&P Capital Expenditures	$335	$375

Budgeted Midstream Expenditures - In Millions:	$30	$35

Budgeted Leasehold Expenditures - In Millions:	$60	$65

Total Capital Expenditures - In Millions:	$425	$475

Net Wells Drilled
Utica - Operated	19	21
Utica - Non-Operated	2	3

Total	21	24

Net Wells Turned-to-Sales
Utica - Operated	28	30
Utica - Non-Operated	8	9

Total	36	39

(1)	Differential forecasts assume strip pricing as of 5/2/2016.

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Thursday, May 5, 2016 at 8:00 a.m. CDT to discuss its first quarter of 2016 financial and operational results and to provide an update on the Company’s recent activities.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. The passcode for the call is 13622396. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13622396. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located in the Utica Shale of Eastern Ohio and along the Louisiana Gulf Coast. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net (loss) income, the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense, depreciation, depletion and amortization and impairment of oil and gas properties. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative loss, loss from impairment of Grizzly equity investment and loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. Adjusted net income is a non-GAAP financial measure equal to pre-tax net loss less non-cash derivative loss, loss from impairment of oil and gas properties, impairment of Grizzly equity investment and loss from equity investments plus tax benefits excluding adjustments. The Company has presented EBITDA and adjusted EBITDA because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Paul Heerwagen – Vice President, Corporate Development

pheerwagen@gulfportenergy.com

405-242-4888

Jessica Wills – Manager, Investor Relations and Research

jwills@gulfportenergy.com

405-242-4421

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands, expect share data)
Revenues:
Gas sales	$131,094	$118,570
Oil and condensate sales	17,121	35,500
Natural gas liquids sales	8,746	22,007
Other income	2	240

	156,963	176,317

Costs and expenses:
Lease operating expenses	16,657	16,980
Production taxes	3,111	4,285
Midstream gathering and processing	37,652	25,381
Depreciation, depletion and amortization	65,477	89,909
Impairment of oil and gas properties	218,991	—
General and administrative	10,620	10,799
Accretion expense	247	190

	352,755	147,544

(LOSS) INCOME FROM OPERATIONS:	(195,792)	28,773

OTHER (INCOME) EXPENSE:
Interest expense	16,023	8,759
Interest income	(94)	(9)
Loss (income) from equity method investments	30,737	(19,975)

	46,666	(11,225)

(LOSS) INCOME BEFORE INCOME TAXES	(242,458)	39,998
INCOME TAX (BENEFIT) EXPENSE	(191)	14,479

NET (LOSS) INCOME	$(242,267)	$25,519

NET (LOSS) INCOME PER COMMON SHARE:
Basic net (loss) income per share	$(2.17)	$0.30

Diluted net (loss) income per share	$(2.17)	$0.30

Basic weighted average shares outstanding	111,509,585	85,679,606

Diluted weighted average shares outstanding	111,509,585	86,120,030

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2016	December 31, 2015
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$454,377	$112,974
Accounts receivable - oil and gas	78,501	71,872
Accounts receivable - related parties	17	16
Prepaid expenses and other current assets	2,755	3,905
Short-term derivative instruments	152,211	142,794

Total current assets	687,861	331,561

Property and equipment:
Oil and natural gas properties, full-cost accounting, $1,782,295 and $1,817,701 excluded from amortization in 2016 and 2015, respectively	5,506,570	5,424,342
Other property and equipment	40,576	33,171
Accumulated depletion, depreciation, amortization and impairment	(3,112,767)	(2,829,110)

Property and equipment, net	2,434,379	2,628,403

Other assets:
Equity investments	244,601	242,393
Long-term derivative instruments	42,455	51,088
Deferred tax assets	76,327	74,925
Other assets	17,036	6,364

Total other assets	380,419	374,770

Total assets	$3,502,659	$3,334,734

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$235,834	$265,128
Asset retirement obligation - current	75	75
Short-term derivative instruments	5,715	437
Deferred tax liability	51,908	50,697
Current maturities of long-term debt	—	179

Total current liabilities	293,532	316,516

Long-term derivative instruments	10,127	6,935
Asset retirement obligation - long-term	28,471	26,362
Long-term debt, net of current maturities	949,740	946,084

Total liabilities	1,281,870	1,295,897

Commitments and contingencies

Preferred stock, $.01 par value; 5,000,000 authorized, 30,000 authorized as redeemable 12% cumulative preferred stock, Series A; 0 issued and outstanding	—	—

Stockholders’ equity:
Common stock - $.01 par value, 200,000,000 authorized, 125,327,560 issued and outstanding at March 31, 2016 and 108,322,250 in 2015	1,252	1,082
Paid-in capital	3,239,294	2,824,303
Accumulated other comprehensive loss	(46,119)	(55,177)
Retained deficit	(973,638)	(731,371)

Total stockholders’ equity	2,220,789	2,038,837

Total liabilities and stockholders’ equity	$3,502,659	$3,334,734

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Net (loss) income	$(242,267)	$25,519
Interest expense	16,023	8,759
Income tax (benefit) expense	(191)	14,479
Accretion expense	247	190
Depreciation, depletion and amortization	65,477	89,909
Impairment of oil and gas properties	218,991	—

EBITDA	$58,280	$138,856

	Three Months Ended March 31,
	2016	2015
	(In thousands)
Cash provided by operating activity	$83,774	$99,037
Adjustments:
Changes in operating assets and liabilities	(548)	(10,857)

Operating Cash Flow	$83,226	$88,180

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

Three Months Ended March 31, 2016
(In thousands, except share data)
Pre-tax net loss excluding adjustments	$(242,458)
Adjustments:
Non-cash derivative loss	7,685
Impairment of oil and gas properties	218,991
Impairment of Grizzly equity investment	23,069
Loss from equity method investments	7,668

Pre-tax net income excluding adjustments	$14,955

Tax benefit excluding adjustments	(191)

Adjusted net income	$15,146

Adjusted net income per common share:
Basic	$0.14

Diluted	$0.14

Basic weighted average shares outstanding	111,509,585

Diluted weighted average shares outstanding	111,509,585

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

Three Months Ended March 31, 2016
(In thousands)
EBITDA	$58,280

Adjustments:
Non-cash derivative loss	7,685
Impairment of Grizzly equity investment	23,069
Loss from equity method investments	7,668

Adjusted EBITDA	$96,702